UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 24, 2025

Picard Medical, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42801	86-3212894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1992 E Silverlake Tucson AZ, 85713
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (520) 545-1234

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PMI	The NYSE American, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On December 24, 2025, Picard Medical, Inc. (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with a single institutional investor (the “Buyer”), pursuant to which the Company agreed to issue and sell, in a private placement exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D, promulgated thereunder (the “Private Placement”): (i) senior secured notes of the Company due December 26, 2028 (the “Notes”) and (ii) warrants (the “Warrants” and together with the Notes, the “Securities”) to purchase 7,009,346 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”).

In connection with the Private Placement, the Company entered into an engagement letter with WestPark Capital, Inc. (“WestPark”), pursuant to which WestPark acted as the Company’s exclusive placement agent. Pursuant to the WestPark engagement letter, the Company paid WestPark a cash fee equal to 7.5% of the gross proceeds of the Private Placement. In addition, upon the closing of the Private Placement WestPark became entitled to receive warrants to purchase up to 5% of the aggregate number of shares of Common Stock issued and issuable pursuant to the Private Placement, at 125% of the price of the shares of Common Stock issued or issuable for a term of five years.

The Purchase Agreement contains customary representations, warranties and covenants of the Company and the Buyer, including, among others, covenants requiring the Company to: (i) maintain a minimum of $4,000,000 in cash while any of the Notes remain outstanding; (ii) refrain from registering, offering or issuing any equity or equity-linked securities until 30 calendar days following the Initial Closing (as defined herein); (iii) seek stockholder approval for (A) the issuance of the shares underlying the Securities, and (B) an increase in authorized shares of Common Stock to at least 300 million shares (collectively, the “Stockholder Approval”), at the Company’s next annual meeting; and (iv) file a resale registration statement (the “registration statement”) for all shares of Common Stock underlying the Securities within 15 days of the Initial Closing and cause it to become effective within 30 days of filing (or 60 days if reviewed by the SEC). The Purchase Agreement also grants the Buyer a right to participate for up to 25% of any future financing of the Company until the earlier of (A) 18 months from the Initial Closing and (B) the later of (i) the Company’s termination, by written notice, to the Buyer of its right to elect to require the Buyer to purchase the Subsequently Purchased Notes (as defined in the Purchase Agreement), and (ii) the date the Notes are paid in full. The Company intends to use the net proceeds for working capital and general corporate purposes.

Senior Secured Notes

On December 26, 2025 (the “Initial Closing”), the Company, pursuant to the Purchase Agreement, issued the Initial Purchased Notes (as defined in the Purchase Agreement) in an aggregate principal amount of $15,000,000, as the first draw under a notes facility. The Notes have an annual interest rate of 0.00%. The Notes are senior secured obligations and provide, among other things, for: (i) scheduled monthly amortization payments, payable in cash or, at the Company’s election and subject to specified conditions as set forth therein, payable in kind via shares of Common Stock; (ii) an optional redemption right for the Company to redeem the Notes at any time at 105% of the principal amount thereof upon 15 business days’ notice; (iii) customary events of default and remedies (including acceleration); (iv) customary ranking and collateral provisions; (v) customary affirmative, negative and compliance covenants; and (vi) limitations relating to stock exchange rules and beneficial ownership for any share settlement.

Subject to the Buyer’s written consent and satisfaction of specified conditions set forth in the Purchase Agreement, the Company may issue the Subsequently Purchased Notes (as defined in the Purchase Agreement) in an additional aggregate principal amount of $35,000,000 at one or more subsequent closings prior to December 15, 2028.

Warrants

Under the Purchase Agreement, the Company also issued the Initial Warrants to purchase up to 7,009,346 shares of Common Stock (the “Initial Warrants”). For the Initial Warrants, the number of shares underlying the Warrants equals 7,009,346, and the initial exercise price equals $2.675. For any subsequent closing, the number of shares underlying the related warrants, if issued, will equal the quotient of (x) the aggregate principal amount of the Subsequently Purchased Notes (as defined in the Purchase Agreement) issued at such subsequent closing divided by (y) the “Minimum Price” (as defined in Section 713(c) of the NYSE American, LLC Company Guide) as of the applicable subsequent transaction date, and the exercise price will equal 125% of such Minimum Price. The Warrants issued at the Initial Closing are exercisable commencing on the earlier of (i) the date that is six months following the Initial Closing Date, and (ii) the date on which the requisite stockholder approval with respect to the approval to satisfy the applicable rules of the New York Stock Exchange for the transactions contemplated by the Purchase Agreement is obtained. The Warrants also provide that the Company may force the exercise of the Warrants if the closing price of the Common Stock is at or above 200% of the exercise price for 20 consecutive trading days. The Warrants include beneficial ownership limitations initially set at 9.99%, standard structural adjustment provisions, and customary exercise and settlement mechanics. The Warrants also contain customary anti-dilution protections, including in connection with future reverse stock splits and future dilutive issuances.

Security Agreement

In connection with the Purchase Agreement and the issuance of the Notes, (i) the Company entered into a Security Agreement, dated as of the Initial Closing (the “Security Agreement”), pursuant to which the Company granted a first-priority security interest in substantially all of the tangible and intangible assets of the Company and certain of its US subsidiaries, subject to permitted liens and exceptions, to secure the Company’s Obligations (as defined in the Security Agreement) under the Note Documents (as defined in the Security Agreement) and related transaction documents and (ii) SynCardia Systems, LLC (“SynCardia”), a Delaware LLC and wholly-owned subsidiary of the Company, entered into an Intellectual Property Security Agreement, dated as of the Initial Closing (the “IPSA”), in favor of the Collateral Agent, pursuant to which SynCardia granted a first-priority security interest in certain of its intellectual property, other than Excluded IP (as defined in the IPSA).

The foregoing descriptions of the Warrants, Notes, Purchase Agreement, the Security Agreement and the IPSA (including any ancillary documents) do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, copies of which are filed as Exhibits 4.1, 4.2, 10.1, 10.2, and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the captions “Securities Purchase Agreement”, “Senior Secured Notes” and “Security Agreement” is incorporated by reference herein.

Item 3.02	Unregistered Sale of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The Securities were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D thereunder. Appropriate restrictive legends were affixed to the Securities. The Buyer is an accredited investor and acquired the Securities for investment purposes and no general solicitation or general advertising was used in connection with the offer and sale of the Securities.

Item 7.01	Regulation FD Disclosure.

On December 24, 2025, the Company issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description
4.1	Form of Warrant, dated December 26, 2025.
4.2	Form of Senior Secured Note due 2028, dated December 26, 2025.
10.1*	Securities Purchase Agreement, dated December 24, 2025, by and among Picard Medical, Inc. and an institutional investor.
10.2*	Security Agreement, dated December 24, 2025, by and between Picard Medical, Inc. and an institutional investor.
10.3*	Intellectual Property Security Agreement, dated December 24, 2025, among SynCardia Systems, LLC and an institutional investor.
99.1	Press Release, dated December 24, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain personally identifiable information has been redacted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K. The registrant agrees to furnish an unredacted copy of this exhibit to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Picard Medical, Inc.

By:	/s/ Patrick NJ Schnegelsberg
	Name:	Patrick NJ Schnegelsberg
	Title:	Chief Executive Officer

Dated: December 30, 2025

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